Exhibit 99.1

Contango Reports Fiscal Third Quarter Results

HOUSTON--(BUSINESS WIRE)--May 10, 2013--Contango Oil & Gas Company (NYSE MKT: MCF) reported net income for the quarter ended March 31, 2013 of approximately $3.9 million, or $0.25 per basic and diluted share, compared to net income for the same period last year of approximately $14.7 million, or $0.96 per basic and diluted share. On a pre-tax basis, income for the quarter ended March 31, 2013 was approximately $7.2 million, as compared to $22.6 million for the same period last year. This decrease of $15.4 million was mainly attributable to our Vermilion 170 and Ship Shoal 263 wells.

Our Vermilion 170 well was shut-in for 68 days during the quarter for workover operations, which reduced our revenues by approximately $5.7 million when compared to the same period last year. Additionally, we incurred $5.4 million of operating expenses related to the workover. We expect this well to resume production by the end of May 2013.

Our Ship Shoal 263 well began to water-out in August 2012, which reduced our revenues for the three months ended March 31, 2013 by approximately $5.2 million, when compared to the same period last year.

Our on-shore Crosby 12H-1 well in the TMS began producing in February 2013 and contributed approximately $0.9 million toward our revenues for the current quarter.

Reserves Discussion

For the three months ended March 31, 2013, our total proved reserves decreased by approximately 5.6 billion cubic feet equivalent (“Bcfe”), from 221.1 Bcfe to 215.5 Bcfe, principally due to production of 5.8 Bcfe during the quarter. Additionally, we had a 19.9 Bcfe decrease in our Dutch, Mary Rose and Vermilion 170 reserve estimates based upon additional pressure data which was offset by a 20.1 Bcfe increase in our reserves related to our Crosby 12H-1 well and our equity investment in Exaro Energy III LLC.

Exploration Program Update

In March 2013, the Company signed a Letter of Intent with a third-party independent oil and gas company to purchase an offshore block in state of Louisiana waters. The permitting process is underway and we expect to be able to spud this well in mid-2013 at an estimated cost of $6.5 million, net to Contango. Once we have finished drilling this well, we expect to spud a second exploration well, Ship Shoal 255, in October 2013. We have submitted an exploration permit and estimate a cost of $22.5 million, net to Contango.

Investments Update

During the quarter, we invested an additional $13.1 million in Exaro, which now has 43 new wells on production in the Jonah Field in Wyoming, and an additional six wells that are either in the completion or fracture stimulation phase with three drilling rigs running. As of May 1, 2013, these wells were producing at a rate of approximately 24.8 Mmcfed, net to Exaro.

Also during the quarter, we invested an additional $0.9 million in Alta Resources Investments, LLC (“Alta Energy”) which now has leased approximately 68,000 acres in the core of the Kaybob Duvernay, a liquids rich shale play in Alberta, Canada. To date, Alta Energy has drilled four vertical test wells and taken whole cores on two of them. Additionally, Alta Energy has successfully drilled and completed two horizontal wells. The Alta Energy 1-32 well is on production while the Alta Energy 14-25 is planned to begin production this summer. We own a 5.0% interest in Alta's Kaybob Duvernay project.

As of March 31, 2013 we had no debt and approximately $100 million of working capital. We are currently producing approximately 58.5 Mmcfed from our offshore wells.

Merger Overview

On April 29, 2013, the Company and Crimson Exploration Inc. (“Crimson”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Crimson will become a wholly owned subsidiary of the Company. Each share of Crimson common stock will be converted into 0.08288 shares of Company common stock.

The closing of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) the adoption of the Merger Agreement by Crimson's stockholders; (ii) the approval by the Company's stockholders of the issuance of Company common stock in the Merger to Crimson's stockholders; (iii) the registration statement on Form S-4 used to register the Company common stock to be issued in the Merger being declared effective by the Securities and Exchange Commission (the “SEC”); (iv) the approval for listing on the New York Stock Exchange of the Company common stock to be issued in the Merger; (v) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties; (vi) the absence of a material adverse effect with respect to each of Crimson and the Company; and (vii) the delivery of tax opinions that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

The Company has agreed that, upon the Closing, it will cause the Board of Directors to consist of eight directors, three of whom will be appointed by the board of directors of Crimson and five of whom will be appointed by Contango's Board of Directors. Additionally, Joseph J. Romano (the current Chairman, President and Chief Executive Officer of the Company) will serve as Chairman of the Board, Allan D. Keel (the current President and Chief Executive Officer of Crimson) will serve as President and Chief Executive Officer of the Company, and E. Joseph Grady (the current Senior Vice President and Chief Financial Officer of Crimson) will serve as Senior Vice President and Chief Financial Officer of the Company. Messrs. Keel and Grady entered into employment agreements with the Company that become effective upon the consummation of the Merger. The combined company will have its headquarters and principal corporate office in Houston, Texas.

The foregoing descriptions of the Merger Agreement and related agreements are qualified in their entirety by reference to the full text of such agreements, which are attached as exhibits to the Company's report on Form 8-K, dated as of April 30, 2012, as filed with the SEC.

Below are the Company’s results of operations for the three and nine months ended March 31, 2013 and 2012:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
	(thousands, except per share amounts)
REVENUES:
Natural gas, oil and liquids sales	$31,787	$41,339	$96,493	$139,449
Total revenues	31,787	41,339	96,493	139,449
EXPENSES:
Operating expenses	9,785	5,727	21,220	18,626
Exploration expenses	129	76	51,743	133
Depreciation, depletion and amortization	10,494	11,710	30,830	36,203
Impairment of natural gas and oil properties	—	—	14,078	—
General and administrative expenses	3,208	1,226	8,607	5,778
Total expenses	23,616	18,739	126,478	60,740

Loss from investments in affiliates, net of taxes	(1,147)	—	(639)	—
Other income/(expense)	141	42	(44)	(86)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	7,165	22,642	(30,668)	78,623
Income tax benefit (provision)	(3,296)	(7,942)	9,592	(28,748)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	3,869	14,700	(21,076)	49,875
DISCONTINUED OPERATIONS
Discontinued operations, net of income taxes	—	(26)	—	(821)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$3,869	$14,674	$(21,076)	$49,054
NET INCOME (LOSS) PER SHARE:
Basic
Continuing operations	$0.25	$0.96	$(1.38)	$3.23
Discontinued operations	—	—	—	(0.05)
Total	$0.25	$0.96	$(1.38)	$3.18
Diluted
Continuing operations	$0.25	$0.96	$(1.38)	$3.23
Discontinued operations	—	—	—	(0.05)
Total	$0.25	$0.96	$(1.38)	$3.18
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,195	15,357	15,229	15,453
Diluted	15,195	15,360	15,229	15,456

Below is a summary of the Company’s production data, average sales price received, and selected data per thousand cubic feet equivalent, for the three and nine months ended March 31, 2013 and 2012:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2013	2012	Change	2013	2012	Change
	(thousands, except percent change, average sales price and selected data per Mcfe)

Production:
Natural gas (million cubic feet)	4,367	5,547	(21)%	14,230	17,276	(18)%
Oil and condensate (thousand barrels)	91	157	(42)%	290	464	(38)%
Natural gas liquids (thousand gallons)	6,311	7,321	(14)%	19,655	20,725	(5)%
Total (million cubic feet equivalent)	5,815	7,535	(23)%	18,778	23,021	(18)%

Natural gas (million cubic feet per day)	48.5	61.0	(21)%	51.9	62.8	(18)%
Oil and condensate (thousand barrels per day)	1.0	1.7	(42)%	1.1	1.7	(38)%
Natural gas liquids (thousand gallons per day)	70.1	80.5	(14)%	71.7	75.4	(5)%
Total (million cubic feet equivalent per day)	64.6	82.7	(23)%	68.5	83.8	(18)%

Average Sales Price:
Natural gas (per thousand cubic feet)	$3.67	$2.57	43%	$3.38	$3.40	(1)%
Oil and condensate (per barrel)	$111.85	$113.41	(1)%	$108.00	$112.53	(4)%
Natural gas liquids (per gallon)	$0.89	$1.28	(30)%	$0.87	$1.38	(37)%
Total (per thousand cubic feet equivalent)	$5.47	$5.49	*	$5.14	$6.06	(15)%

Selected Data per Mcfe:
Lease operating expenses	$1.68	$0.76	121%	$1.13	$0.81	40%
General and administrative expenses	$0.55	$0.16	244%	$0.46	$0.25	84%
Depreciation, depletion and amortization of natural gas and oil properties	$1.77	$1.53	16%	$1.62	$1.55	5%

* Less than 1%

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties onshore and offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Contango intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Contango and Crimson that also constitutes a prospectus of Contango. Contango and Crimson also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Contango and Crimson with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Contango’s Investor Relations department at 713.960.1901, or at Contango’s website or contacting Crimson’s Investor Relations department at 713.236.7571 or at Crimson’s website.

Contango and Crimson and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Contango’s directors and executive officers is available in Contango’s proxy statement dated October 12, 2012, for its 2012 Annual Meeting of Stockholders. Information about Crimson’s directors and executive officers is available in Crimson’s proxy statement dated April 3, 2013 for its 2013 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Contango or Crimson using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CONTACT:
Contango Oil & Gas Company
Joseph J. Romano, 713-960-1901